Exhibit 99.1

Citrix Provides Revenue and Non-GAAP Operating Margin Goals for 2022; Announces Plan to Declare Dividend

ANAHEIM, Calif.--(BUSINESS WIRE)--May 8, 2018--At its Financial Analyst meeting held today in conjunction with its customer conference, Synergy, Citrix Systems (NASDAQ:CTXS) is providing revenue and non-GAAP operating margin goals for its long-term financial model and announcing the next major step in its ongoing capital return plan.

2022 Financial Goals

Citrix is sharing an updated model for fiscal year ending 2022 as part of its transition to a subscription-based business, saying management is aiming for 2022 revenue growth of at least 6 percent, and a 2022 non-GAAP operating margin goal of at least 33 percent.

Capital Return

Citrix CFO Drew Del Matto stated: “Since the fourth quarter of 2017, Citrix has returned about $1.5 billion of capital to shareholders, and will complete its commitment for returning $2.0 billion of capital by the end of 2018.”

Citrix is announcing at Synergy that the company plans to continue targeting 75 percent of free cash flow available for capital return and strategic acquisitions.

As part of that plan, Del Matto said Citrix intends to declare a quarterly cash dividend of $0.35 per share starting in the fourth quarter of 2018.

“Our capital allocation strategy will continue to focus on shareholder return - using cash flow for both buybacks and acquisitions – and now adding a cash dividend,” Del Matto stated.

A webcast of the Citrix Financial Analyst meeting is available live on the investor section of the Citrix website at www.investors.citrix.com. The webcast will include a slide presentation, and participants are encouraged to listen to the webcast and view the presentation. A replay of the webcast and the presentation will be available for approximately 30 days at http://www.investors.citrix.com.

About Citrix

Citrix (NASDAQ: CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's Chief Financial Officer regarding Citrix’s plans for dividends, share repurchases and potential acquisitions, and statements regarding its 2022 goals, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the company's product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including a subscription model; the impact of U.S. tax reform, including unanticipated transition taxes, changes in valuation of tax assets and liabilities, non-renewal of tax credits or exposure to additional tax liabilities; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; increased competition in markets for Citrix's virtualization and networking products and secure data services and the introduction of new products by competitors or the entry of new competitors into these markets; the concentration of customers in Citrix’s networking business; seasonal fluctuations in the company's business; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the size, timing and recognition of revenue from significant orders; the recruitment and retention of qualified employees; transitions in key personnel and succession risk; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, and failure to realize expected benefits or synergies from divestitures; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; the ability of Citrix to generate sufficient cash flow to fund its capital return plans; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Free cash flow is operating cash flow determined in accordance with accounting principles generally accepted in the United States (GAAP) less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Non-GAAP operating margin differs from GAAP operating margin in that it excludes certain GAAP measurements in accordance with the Company’s past practices, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, non-cash charges related to amortization of debt discount, accruals related to patent litigation, charges related to the company’s restructuring programs, charges related to separation activities, and the tax effects related to these items. The company is unable to provide 2022 GAAP operating margin or a reconciliation of 2022 GAAP to non-GAAP operating margin without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from non-GAAP operating margin in future periods.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com